SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C.  20549

FORM 8-K

Current Report Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported):  November 22, 2006

Apollo Resources International, Inc.

(Exact Name of Registrant as Specified in Its Charter)

Utah

(State or Other Jurisdiction of Incorporation)

000-25873	84-1431425
(Commission File Number)	(I.R.S. Employer Identification No.)
3001 Knox Street, Suite 403
Dallas, Texas	75205
(Address of Principal Executive Offices)	(Zip Code)

(214) 389-9800

(Registrant’s Telephone Number, Including Area Code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐      Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 1 — Registrant’s Business and Operations

Item 1.01  Entry into a Material Definitive Agreement.

Effective November 22, 2006, Apollo Resources International, Inc. (the “Company”) entered into a Share Exchange Agreement (the “Agreement”) with Earth Biofuels, Inc. (the “Purchasers”) for the sale of one hundred percent of its fifty-one percent interest in Apollo LNG, Inc., a Texas company (the “LNG Business”).  Under the Agreement, the Company has agreed to sell to the Purchasers all of the issued and outstanding shares of the LNG Business owned by the Company (the “LNG Shares”). The Company has agreed to receive 9,422,111 shares of the common stock of the Purchasers as consideration for the LNG Shares. The Agreement contains representations and warranties customary for transactions of this type.

The foregoing description of the Agreement is a summary of the material terms of the Agreement and does not purport to be complete and is qualified in its entirety by reference to the Agreement, a copy of which is attached to this Form 8-K as Exhibit 10.1 and is incorporated herein by reference.

Item 7.01 Regulation FD Disclosure.

On November 28, 2006, the Company was party to a press release announcing the sale of the LNG Business. A copy of the press release is attached hereto as Exhibit 99.1.

Item 9.01. Financial Statements and Exhibits.

     (d) Exhibits.

Number	Exhibit

10.1*	Share Exchange Agreement, dated as of November 17, 2006 between the Company and Earth Biofuels, Inc.

99.1*	Press Release dated November 28, 2006.

*                    Filed herewith.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

		By:	Apollo Resources International, Inc.
(Registrant)
Date:	November 29, 2006		/s/ Dennis G. McLaughlin
Dennis G. McLaughlin,
Chief Executive Officer

Exhibit Index

Number	Exhibit
10.1*	Share Exchange Agreement, dated as of November 17, 2006 between the Company and Earth Biofuels, Inc.

99.1*	Press Release dated November 28, 2006.

*                    Filed herewith.